As filed with the Securities and Exchange Commission on August 26, 2003
Registration No. 333-49536

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CNET Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3696170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

235 Second Street
San Francisco, CA    94105
(415) 344-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Shelby Bonnie
Chief Executive Officer
CNET Networks, Inc.
235 Second Street
San Francisco, CA    94105
(415) 344-3888
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Sharon Le Duy, Esq.
Senior Vice President, General Counsel
CNET Networks, Inc.
235 Second Street
San Francisco, CA    94105
(415) 344-2513

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Exchange Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

In accordance with the undertaking contained in the Registration Statement on Form S-3, (File No. 333-49536), pursuant to item 512(a)(3) of Regulation S-K and pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby deregisters all of the shares of the Registrant's common stock registered pursuant to the Registration Statement remaining unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on August 26, 2003.

CNET Networks, Inc.

By:	/s/ Douglas N. Woodrum

Douglas N. Woodrum
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities on August 26, 2003.

Signature	Title
/s/ Shelby W. Bonnie* Shelby W. Bonnie	Chairman of the Board and Chief Executive Officer
/s/ Douglas N. Woodrum Douglas N. Woodrum	Executive Vice President and Chief Financial Officer
/s/ John C. Colligan* John C. Colligan	Director
/s/ Eric Hippeau* Eric Hippeau	Director
/s/ Mitchell Kertzman* Mitchell Kertzman	Director
/s/ Eric Robison* Eric Robison	Director
/s/ David P. Overmyer* David P. Overmyer	Senior Vice President, Finance and Administration (Principal Accounting Officer)

*By:/s/Douglas N. Woodrum

   Douglas N. Woodrum
   Attorney-In-Fact